Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-201880 on Form S-8 pertaining to the Investar Holding Corporation 401(k) Plan, of our report dated June 25, 2021, with respect to the financial statements and supplemental schedule of the Plan, which appears in this Annual Report on Form 11-K of the Plan as of and for the year ended December 31, 2020.

/s/Postlethwaite & Netterville, APAC

Baton Rouge, Louisiana

June 25, 2021